Exhibit 10.1

FOURTH AMENDMENT TO
STANDSTILL AGREEMENT

This Fourth Amendment to Standstill Agreement (this “Amendment”) is effective as of August 9, 2018 by and between Perceptron, Inc., a Michigan corporation (the Company”) and Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors Inc. and Harbert Management Corporation (collectively, the “Holders”). Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Holders are parties to that certain Standstill Agreement dated as of August 9, 2016, as amended by the First Amendment to Standstill Agreement dated as of November 17, 2016, the Second Amendment to Standstill Agreement dated as of May 31, 2017 and the Third Amendment to Standstill Agreement dated as of December 18, 2017 (the “Agreement”); and

WHEREAS, the parties wish to further amend the Agreement as set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.            Section 9(a) of the Agreement shall be amended and restated to read as follows:

(a)       This Agreement is effective as of the date hereof and shall remain in full force and effect for the period (the “Covered Period”) commencing on the date hereof and ending on the earlier of (i) date that is thirty (30) days prior to the deadline for a shareholder to submit nominations at the 2019 Annual Meeting of the Shareholders of Perceptron in accordance with the provisions set forth in Perceptron’s Bylaws in effect at such time, or (ii) the termination of this Agreement as set forth in Section 9(b)(ii).

2.            If there is any inconsistency or ambiguity between this Amendment and the Agreement, this Amendment shall control in all respects.

3.            Except as is specifically set forth in this Amendment, the remaining provisions of the Agreement are not otherwise modified or amended, and all such provisions of the Agreement shall remain in full force and effect.

4.            This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, and each of which, when so executed, shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Perceptron, Inc.

By:	/s/ David L. Watza
Name: David L. Watza
Title: President and Chief Executive Officer

HARBERT DISCOVERY FUND, LP
By: Harbert Discovery Fund GP, LLC

By:	/s/ Kevin A. McGovern
Name: Kevin A. McGovern
Title: Vice President and Associate General Counsel

HARBERT DISCOVERY FUND, GP, LLC

By:	/s/ Kevin A. McGovern
Name: Kevin A. McGovern
Title: Vice President and Associate General Counsel

HARBERT FUND ADVISORS, INC.

By:	/s/ John W. McCullough
Name: John W. McCullough
Title: Executive Vice President and General Counsel

HARBERT MANAGEMENT CORPORATION

By:	/s/ John W. McCullough
Name: John W. McCullough
Title: Executive Vice President and General Counsel

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